Veritiv Corporation Fourth Quarter and Full Year 2018 Financial Results February 28, 2019 Exhibit 99.2

Tom Morabito Director of Investor Relations 2

Safe Harbor Provision Certain statements contained in this presentation regarding Veritiv Corporation’s (the “Company”) future operating results, performance, business plans, prospects, guidance and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “continue,” “intend,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of such terms, or other comparable expressions, as they relate to the Company or its business, have been used to identify such forward-looking statements. All forward-looking statements reflect only the Company’s current beliefs and assumptions with respect to future operating results, performance, business plans, prospects, guidance and other matters, and are based on information currently available to the Company. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the Company’s actual operating results, performance, business plans, prospects or guidance to differ materially from those expressed in, or implied by, these statements. Factors that could cause actual results to differ materially from current expectations include risks and other factors described under "Risk Factors" in our Annual Report on Form 10-K and elsewhere in the Company’s publicly available reports filed with the Securities and Exchange Commission (“SEC”), which contain a discussion of various factors that may affect the Company’s business or financial results. Such risks and other factors, which in some instances are beyond the Company’s control, include: the industry-wide decline in demand for paper and related products; increased competition from existing and non-traditional sources; adverse developments in general business and economic conditions as well as conditions in the global capital and credit markets impacting our Company and our customers; foreign currency fluctuations; our ability to attract, train and retain highly qualified employees; the effects of work stoppages, union negotiations and labor disputes; the loss of any of our significant customers; changes in business conditions in our international operations; procurement and other risks in obtaining packaging, paper and facility products from our suppliers for resale to our customers; changes in prices for raw materials; increases in the cost of fuel and third-party freight and the availability of third-party freight providers; changes in trade policies and regulations; inclement weather, anti-terrorism measures and other disruptions to the transportation network; our dependence on a variety of IT and telecommunications systems and the Internet; our reliance on third-party vendors for various services; cyber-security risks; costs to comply with laws, rules and regulations, including environmental, health and safety laws, and to satisfy any liability or obligation imposed under such laws; regulatory changes and judicial rulings impacting our business; adverse results from litigation, governmental investigations or audits, or tax-related proceedings or audits; our inability to renew existing leases on acceptable terms, negotiate rent decreases or concessions and identify affordable real estate; our ability to adequately protect our material intellectual property and other proprietary rights, or to defend successfully against intellectual property infringement claims by third parties; our pension and health care costs and participation in multi-employer pension, health and welfare plans; increasing interest rates; our ability to generate sufficient cash to service our debt; our ability to comply with the covenants contained in our debt agreements; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time; changes in accounting standards and methodologies; our ability to realize the full benefit of the anticipated synergies, cost savings and growth opportunities from the merger transaction and our ability to integrate the xpedx business with the Unisource business; the possibility of incurring expenditures in excess of those currently budgeted in connection with the integration; and other events of which we are presently unaware or that we currently deem immaterial that may result in unexpected adverse operating results. The Company is not responsible for updating the information contained in this presentation beyond the published date, or for changes made to this document by wire services or Internet service providers. This presentation is being furnished to the SEC through a Form 8-K. The Company’s Annual Report on Form 10-K for the year ended December 31, 2018 to be filed with the SEC may contain updates to the information included in this presentation. We reference non-GAAP financial measures in this presentation. Please see the appendix for reconciliations of non-GAAP measures to the most comparable U.S. GAAP measures. 3

Mary Laschinger Chairman & CEO 4

5.1% Financial Results 1. Year-over-year comparison not meaningful because FY17 had a net loss of $(13.3) million. 2. Please see the appendix for reconciliations of non-GAAP measures to the most comparable U.S. GAAP measures. $185.4M Adjusted EBITDA1 FY18 Actual YOY% Change $8.7B Net Sales 4.0% 5 Adjusted EBITDA2 Net Loss $(15.7)M NM1 Net Sales

2018 Highlights: Packaging: Solid 4Q and strong FY18 sales; 4Q18 Adjusted EBITDA affected by increased storage costs and margin pressure; FY18 Adjusted EBITDA up 4% year-over-year Facility Solutions: Sales decline in 4Q and flat FY18 sales; 4Q and FY18 Adjusted EBITDA negatively impacted by customer mix and market repositioning Print: Sales decline in 4Q and FY18; increased 4Q and FY18 Adjusted EBITDA positively impacted by the business model changes Publishing: Solid 4Q and FY18 sales; 4Q and FY18 Adjusted EBITDA affected by an increase in cost of products sold and a shift in customer mix 2019 Outlook: Adjusted EBITDA is expected to be $190 to $200 million Free Cash Flow1 is expected to be at least $55 million Total Capital Expenditures expected to be approximately $45 million 2018 Highlights and 2019 Outlook 6 1. Cash flow from operations less capital expenditures

Stephen Smith CFO 7

(Unaudited, Dollars In Millions, Except Per Share Amounts) 4Q18 YOY % Change FY18 YOY % Change Three Months Ended December 31 Year Ended December 31 Net sales $2,230.8 0.3% $8,696.2 4.0 % Net sales per shipping day 0.3% 3.6 % Cost of products sold $1,831.9 0.6% $7,155.7 4.5 % Net sales less cost of products sold $398.9 (1.3)% $1,540.5 1.5 % Net income (loss) $9.3 (24.4)% $(15.7) NM2 Basic earnings (loss) per share $0.59 (24.4)% $(0.99) NM2 Diluted earnings (loss) per share $0.57 (26.0)% $(0.99) NM2 Adjusted EBITDA $57.6 (4.0)% $185.4 5.1 % Adjusted EBITDA as a % of net sales 2.6% -10 BPS 2.1% 0 BPS 1. Please see the appendix for reconciliations of non-GAAP measures to the most comparable GAAP measures. 2. Year-over-year comparison not meaningful because FY17 had net loss and basic and diluted loss per share of $(13.3) million, and $(0.85) respectively. Veritiv Financial Results1 Fourth Quarter and Full Year 2018 8

Veritiv Segment Financial Results Fourth Quarter and Full Year 2018 9 Facility Solutions Publishing Print 4Q18 Three Months Ended December 31 YOY % Change FY18 Year Ended December 31 YOY % Change Net sales $284 8.8% $1,019 6.4 % Net sales per shipping day 8.8% 6.0 % Adjusted EBITDA $7.4 (15.9)% $24.6 (6.8)% Adj. EBITDA as a % of net sales 2.6% (80) BPS 2.4% (40) BPS 4Q18 Three Months Ended December 31 YOY % Change FY18 Year Ended December 31 YOY % Change Net sales $916 2.7% $3,547 12.3 % Net sales per shipping day 2.7% 11.9 % Adjusted EBITDA $64.7 (9.3)% $246.7 3.7 % Adj. EBITDA as a % of net sales 7.1% (90) BPS 7.0% (50) BPS 4Q18 Three Months Ended December 31 YOY % Change FY18 Year Ended December 31 YOY % Change Net sales $326 (2.3)% $1,312 0.2 % Net sales per shipping day (2.3)% (0.2)% Adjusted EBITDA $9.2 (11.5)% $29.0 (18.3)% Adj. EBITDA as a % of net sales 2.8% (30) BPS 2.2% (50) BPS 4Q18 Three Months Ended December 31 YOY % Change FY18 Year Ended December 31 YOY % Change Net sales $669 (4.3)% $2,677 (4.2)% Net sales per shipping day (4.3)% (4.6)% Adjusted EBITDA $16.4 2.5% $64.0 5.3 % Adj. EBITDA as a % of net sales 2.5% 20 BPS 2.4% 20 BPS (Unaudited, Dollars In Millions) Packaging

Asset Based Loan Facility & Capital Allocation Capital Structure Capital Allocation Capital Allocation Priorities: Invest in the Company 2019 total CapEx expected to be approximately $45M Pay down debt Invest in growth (organic and inorganic) At the end of December 2018: The borrowing base availability for the ABL facility was ~ $1.2B $932M drawn against the ABL facility $279M of available borrowing capacity Net debt to Adj. EBITDA: 4.7x for the trailing 12 months 10

Mary Laschinger Chairman & CEO 11

Capital Allocation 12 Integration Summary Key Accomplishments: Systems Conversions Converted $4 billion of revenue, over 50,000 customers and more than 200,000 product SKUs Warehouse Consolidations Reduced original U.S. distribution center network by 30% Warehouse Management Conversions and Installations Implemented in the majority of our network Initiatives put pressure on processes, costs and cash flow Enhanced Foundational Capabilities: Standardized and simplified processes and procedures, reduced complexity of operations, facilitated better systems and tools Support Optimization efforts by driving greater efficiencies and better measurement and monitoring of key performance metricst of key performance

Capital Structure Capital Allocation 13 Veritiv Strategy IMPROVE Revenue and margin growth EBITDA Cash flow ROIC Print & Publishing Facility Solutions Shift portfolio mix to higher growth, higher margin Strategy & Commercial Supply Chain Back Office OPTIMIZE: Business Processes Post-Integration PROTECT: Leading market positions, maximize EBITDA & cash Packaging Services INVEST: Higher growth, higher margin businesses

Capital Structure 14 Optimization Overview Margin Management Selling Efficiency Supply Chain Efficiency Inventory Effectiveness Back Office Process Efficiency Working Capital Improvements Optimization 2019-2021: Total cumulative Adjusted EBITDA increase of $30-$50 million off 2018 base Total cumulative free cash flow1 of $150-$200 million Total costs to achieve of $80-$120 million 1. Cash flow from operations less capital expenditures

Questions 15

Mary Laschinger Chairman & CEO 16

Appendix: Reconciliation of Non-GAAP Financial Measures We supplement our financial information prepared in accordance with GAAP with certain non-GAAP measures including Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, restructuring charges, net, integration and acquisition expenses and other similar charges including any severance costs, costs associated with warehouse and office openings or closings, consolidation, and relocation and other business optimization expenses, stock-based compensation expense, changes in the LIFO reserve, non-restructuring asset impairment charges, non-restructuring severance charges, non-restructuring pension charges, net, fair value adjustments related to contingent liabilities assumed in mergers and acquisitions and certain other adjustments) because we believe investors commonly use Adjusted EBITDA and these other non-GAAP measures as key financial metrics for valuing companies. In addition, the credit agreement governing our asset-based lending facility permits us to exclude the foregoing and other charges in calculating “Consolidated EBITDA”, as defined in the facility. We approximate foreign currency effects by applying the foreign currency exchange rate for the prior period to the local currency results for the current period. Adjusted EBITDA and these other non-GAAP measures are not alternative measures of financial performance under U.S. GAAP. Non-GAAP measures do not have definitions under U.S. GAAP and may be defined differently by, and not be comparable to, similarly titled measures used by other companies. As a result, we consider and evaluate non-GAAP measures in connection with a review of the most directly comparable measure calculated in accordance with U.S. GAAP. We caution investors not to place undue reliance on such non-GAAP measures and to consider them with the most directly comparable U.S. GAAP measures. Adjusted EBITDA and these other non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyzing our results as reported under U.S. GAAP. Please see the following tables for reconciliations of non-GAAP measures to the most comparable U.S. GAAP measures. 17

Appendix: Reconciliation of Non-GAAP Financial Measures

Veritiv

Table I
VERITIV CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
NET INCOME (LOSS) TO ADJUSTED EBITDA; ADJUSTED EBITDA MARGIN
(in millions, unaudited)

	Three Months Ended December 31,		Year Ended December 31,	
	2018	**2017**	**2018**	**2017**
Net income (loss)	$ 9.3	$ 12.3	$ (15.7)	$ (13.3)
Interest expense, net	11.8	9.1	42.3	31.2
Income tax expense	6.6	24.5	5.5	11.4
Depreciation and amortization	12.0	14.3	53.5	54.2
EBITDA	39.7	60.2	85.6	83.5
Restructuring charges, net	(7.4)	(13.3)	21.3	16.7
Stock-based compensation	2.9	4.1	18.1	15.7
LIFO reserve increase	1.5	3.7	19.9	7.1
Non-restructuring asset impairment charges	0.2	—	0.4	8.4
Non-restructuring severance charges	2.6	2.0	4.9	3.5
Non-restructuring pension charges, net	12.1	—	11.3	2.2
Integration and acquisition expenses	7.2	8.4	31.8	36.5
Fair value adjustment on Tax Receivable Agreement contingent liability	(0.9)	(11.0)	(1.2)	(9.4)
Fair value adjustment on contingent consideration liability	(1.3)	2.0	(12.3)	2.0
Escheat audit contingent liability	1.7	3.0	2.5	7.5
Other	(0.7)	0.9	3.1	2.7
Adjusted EBITDA	$ 57.6	$ 60.0	$ 185.4	$ 176.4
Net sales	$ 2,230.8	$ 2,224.4	$ 8,696.2	$ 8,364.7
Adjusted EBITDA as a % of net sales	2.6%	2.7%	2.1%	2.1%

18

19 Appendix: Reconciliation of Non-GAAP Financial Measures Table II VERITIV CORPORATION RECONCILIATION OF NON-GAAP MEASURES FREE CASH FLOW TO ADJUSTED FREE CASH FLOW (in millions, unaudited) Year Ended December 31, 2018 Year Ended December 31, 2018 Net cash flows provided by operating activities $ 15.0 Less: Capital expenditures (45.4) Free cash flow (30.4) Add back: Cash payments for restructuring expenses 34.1 Cash payments for integration and acquisition expenses 30.7 Cash payments for integration-related capex 23.9 Adjusted free cash flow $ 58.3

20 Appendix: Reconciliation of Non-GAAP Financial Measures Table III VERITIV CORPORATION RECONCILIATION OF NON-GAAP MEASURES NET DEBT TO ADJUSTED EBITDA (in millions, unaudited) December 31, 2018 December 31, 2018 Amount drawn on ABL Facility $ 932.1 Less: Cash (64.3) Net debt 867.8 Last Twelve Months Adjusted EBITDA $ 185.4 Net debt to Adjusted EBITDA 4.7x 4.7x Last Twelve Months Last Twelve Months December 31, 2018 December 31, 2018 Net loss $ (15.7) Interest expense, net 42.3 Income tax expense 5.5 Depreciation and amortization 53.5 EBITDA 85.6 Restructuring charges, net 21.3 Stock-based compensation 18.1 LIFO reserve increase 19.9 Non-restructuring asset impairment charges 0.4 Non-restructuring severance charges 4.9 Non-restructuring pension charges, net 11.3 Integration and acquisition expenses 31.8 Fair value adjustment on Tax Receivable Agreement contingent liability (1.2) Fair value adjustment on contingent consideration liability (12.3) Escheat audit contingent liability 2.5 Other 3.1 Adjusted EBITDA $ 185.4

Veritiv Corporation Fourth Quarter and Full Year 2018 Financial Results February 28, 2019